Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 2-62329 on Form N-1A of our reports dated November 21, 2006 and November 22, 2006, relating to the financial statements and financial highlights of BlackRock Bond Fund, Inc., including BlackRock Bond Fund and BlackRock High Income Fund respectively, appearing in the corresponding Annual Reports on Form N-CSR, and of our report dated November 22, 2006 relating to the financial statements and financial highlights of Master Bond Trust including Master Bond Portfolio appearing in the corresponding Annual Report on Form N-CSR. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 24, 2007